Exhibit 24.1

VACCINEX, INC.

POWER OF ATTORNEY

Each of the undersigned directors and officers of Vaccinex, Inc., a Delaware corporation (the “Registrant”), hereby constitutes and appoints Maurice Zauderer, Ph.D. and Scott E. Royer, CFA, MBA, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person’s name, place and stead, in any and all capacities, to execute and file with the Securities and Exchange Commission under the Securities Act of 1933 (a) one or more registration statement(s) on Form S-3 relating to the offer and resale by certain selling stockholders of shares of common stock, par value $0.0001 per share, of the Registrant (“Common Stock”) in connection with that certain Registration Rights Agreement, dated January 21, 2020 and (b) one or more registration statement(s) on Form S-3 relating to the offer and sale of up to an aggregate of $125,000,000 of Common Stock, and any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act of 1933, with full power and authority to do and perform any and all acts and things necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the undersigned, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and approving all that said attorneys-in-fact or any of them and any substitute therefor may lawfully do or cause to be done by virtue thereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

Signature	Title	Date

/s/ Maurice Zauderer, Ph.D.	President, Chief Executive Officer and Director	February 10, 2020
Maurice Zauderer, Ph.D.	(Principal Executive Officer)

/s/ Scott E. Royer, CFA, MBA	Chief Financial Officer	February 10, 2020
Scott E. Royer, CFA, MBA	(Principal Financial and Accounting Officer)

/s/ Albert D. Friedberg	Chairman of the Board	February 10, 2020
Albert D. Friedberg

/s/ Alejandro M. Berlin, M.D., MSc	Director	February 10, 2020
Alejandro M. Berlin, M.D., MSc

/s/ Jacob B. Frieberg	Director	February 10, 2020
Jacob B. Frieberg

/s/ J. Jeffrey Goater	Director	February 10, 2020
J. Jeffrey Goater

/s/ Bala S. Manian, Ph.D.	Director	February 10, 2020
Bala S. Manian, Ph.D.

/s/ Gerald E. Van Strydonck	Director	February 10, 2020
Gerald E. Van Strydonck

/s/ Barbara Yanni	Director	February 10, 2020
Barbara Yanni